UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): November 18, 2024

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(Address of Principal Executive Offices)

Registrant's telephone number including area code: (301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Pursuant to a 2011 contract between Centrus Energy Corp. and TENEX, Joint Stock Company, a Russian government-owned entity (“TENEX”), TENEX serves as Centrus’ largest supplier of low enriched uranium (“LEU”) for delivery to Centrus’ U.S. and international customers.

On November 18, 2024, Centrus received notice from TENEX that on November 14, 2024 the government of the Russian Federation passed a decree, effective through December 31, 2025, that rescinded TENEX’s general license to export LEU to the United States or to entities registered in the United States. Accordingly, TENEX is required to obtain a specific export license from the Russian authorities in order for it to make each of the remaining 2024 shipments of LEU to Centrus and for shipments to Centrus in 2025.

TENEX has informed Centrus of its plan to seek the necessary export licenses, in a timely manner, to allow it to meet its delivery obligations for the pending Centrus orders. However, Centrus has been informed that there is no certainty whether such licenses will be issued by the Russian authorities and if issued, whether they will be issued in a timely manner.

Centrus will be in communication with its customers whose pending orders may be affected and is assessing actions to mitigate adverse impacts. If TENEX is unable to secure export licenses for our pending or future orders, it would affect our ability to meet our delivery obligations to our customers and would have a material adverse effect on our business, results of operations, and competitive position.

Forward-Looking Statements

Certain matters contained in this Current Report on Form 8-K concerning expected future events and financial results constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are based upon management's expectations and beliefs concerning such future events impacting the Company. There can be no assurance that these future events will occur as anticipated or that the effect on the Company's results will be as estimated. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update them. For a description of certain factors that could cause the Company's future results to differ from those expressed in any such forward-looking statements, see the risk factors that are included in the Company's reports filed with the Securities and Exchange Commission, including those described under “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2023. On November 5, 2024, the United States Department of Energy and American Centrifuge Operating, LLC, a Delaware limited liability company and a wholly subsidiary of Centrus Energy Corp. (“Centrus”) executed an amendment to the High-Assay, Low-Enriched Uranium (“HALEU”) Demonstration Cascade Completion and HALEU Production contract (the “Contract”), dated November 30, 2022, to extend the period of performance for the second phase (“Phase 2”) of the Contract, which was to expire on November 6, 2024, to June 30, 2025 and separately to add approximately $24 million of incremental funding.

The foregoing description of the Contract amendment is a summary only and does not purport to be complete, and is qualified in its entirety by reference to the full text of the amendment, a copy of which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	November 18, 2024	By:	/s/ Kevin J. Harrill
Kevin J. Harrill
Senior Vice President, Chief Financial Officer,
and Treasurer